Exhibit 3.3

12:58:35 p.m. 02-04-2025 | 1 | 12124098278

To: Page: 1 of 5 2025-02-04 16:00:03 EST Borton N

Docusign Envelope ID: 63D17D04-E7E4-4226-8640-A3E8E27B2780

Filed in the Office of	Business Number C21330-2002
FVAguilar	Filing Number 20254645492
Secretary of State State Of Nevada	Filed On 2/4/2025 12:58:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Eva Live, Inc.

Entity or Nevada Business Identification Number (NVID): NV20021406562

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.70%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

12:58:35 p.m. 02-04-2025 | 2 | 12124098278

To: Page: 2 of 5 2025-02-04 16:00:03 EST 12124098278 From: Borton N

Docusign Envelope ID: 63D17D04-E7E4-4226-8640-A3E8E27B2780

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- [ ] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [ ] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [ ] Articles have been added.
- [ ] Articles have been deleted.
- [x] Other.

The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH, Paragraph A

(attach additional page(s) if necessary)

6. Signature: (Required)

X DocuSigned by: David Boulette

Signature of Officer or Authorized Signer

Chief Executive Officer

Title

X

Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please see attached.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

CERTIFICATE OF AMENDMENT

TO

THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EVA LIVE, INC.

Eva Live, Inc., a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Eva Live, Inc.

2.	Article FOURTH, Paragraph A of the Corporation’s Amended and Restated Articles of Incorporation, is amended and restated in its entirety to read as follows:

“A. Authorized Stock. As of the effective date of the filing of this Certificate of Amendment with the Secretary of State of the State of Nevada (the “Effective Date”), the total number of shares of stock the Corporation shall have authority to issue is three hundred and five million (305,000,000), consisting of three hundred million (300,000,000) shares of Common Stock, $0.0001 par value per share (“Common Stock”) and five million (5,000,000) shares of preferred stock, par value $0.0001 per share. As of the effective date, every four (4) outstanding shares of Common Stock shall, without further action by this Corporation or the holder thereof, be combined into and automatically become (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. A shareholder of record who otherwise would be entitled to receive a fractional share will be entitled to receive one whole share.”

3.	Except as set forth in this Certificate of Amendment to the Amended and Restated Articles of Incorporation, the Amended and Restated Articles of Incorporation remains in full force and effect.

IN WITNESS WHEREOF, Eva Live, Inc. has caused this Certificate of Amendment to the Amended and Restated Articles of Incorporation to be signed by David Boulette, a duly authorized officer of the Corporation, on February 4, 2025.

By:	/s/ David Boulette
Name:	David Boulette
Title:	Chief Executive Officer